SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: February 20, 2002

                                SurgiLight, Inc.
             (Exact Name of Registrant as specified in its charter)

Florida                            000-24897                    35-1990562
-----------------------       ---------------------            -------------
(State of Incorporation)      (Commission file No.)            (IRS Employer
                                                                ID Number)

                12001 Science Drive, Suite 140, Orlando, FL 32826
                         (Address of Principal Offices)

                  Registrant's telephone number: (407) 482-4555


Item 2.           Acquisition of Disposition of Assets

                  On March 14, 2002, the Company has agreed to sell the assets and associated liabilities of approximately 20 of its excimer laser systems, including a royalty income stream, from the International Laser Eye Centers
(LEC). The LEC's are located in China, Egypt and Vietnam. The purchaser, Orlando-based Tao Enterprises, is paying $332,000 for the assets over a two-year period, with up to an additional $50,000 to be based on clinic revenues.


Item 6.           Resignation of Registrant's Directors

                  The Company founder and former CEO J.T. Lin, Ph.D., has resigned as a director and has signed a three-year irrevocable voting trust agreement wherein he will vote 19 percent of Company shares, with outside directors voting his remaining shares, which represent approximately 40 percent of the outstanding shares. Dr. Lin has also signed a three-year employment contract in which he will continue as Director of Business and New Product Development, responsible for R&D, as well as expanding the international distributor network. This employment contract lowers the royalty rate on the presbyopia products invented by Dr. Lin from 15 percent to 2.5 percent. Dr. Lin also serves as a beneficial owner of Tao Enterprises, a family entity.


Item 7.  Financial Statements and Exhibits.


         Schedule of Exhibits.The following exhibits are furnished in accordance
         --------------------
with the provisions of Item 601 of Regulation S-B:



         Exhibit No.

         ------------
            99.2       Letter of Intent, dated March 14, 2002.
         ------------
            99.5 Amended and Restated Voting Rights Agreement, dated ------------ March 14, 2002.

            99.6      J.T. Lin's letter of resignation, dated March 13, 2002.
         ------------

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      SurgiLight, Inc.

Date:    March 14, 2002

                                    By:  /s/ Timothy J. Shea
                                         ---------------------------------------
                                         Timothy J. Shea, Senior Vice President
                                         and Chief Operating Officer


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                                  EXHIBIT INDEX

Exhibit No.
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   99.2       Letter of Intent, dated March 14, 2002.
------------
   99.5      Amended and Restated Voting Rights Agreement, dated March 14, 2002.
------------
   99.6      J.T. Lin's letter of resignation, dated March 13, 2002.
------------